FOR IMMEDIATE RELEASE DATE: AUGUST 21, 2014	CONTACT:	BOB READY OR RON STOWELL (513) 793-3200

LSI INDUSTRIES INC. REPORTS OPERATING RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED JUNE 30, 2014, AND

DECLARES REGULAR QUARTERLY CASH DIVIDEND

Cincinnati, OH; August 21, 2014 – LSI Industries Inc. (NASDAQ:  LYTS) today:

•	reported fourth quarter net sales of $73,858,000, an increase of 7% as compared to $68,837,000 in the same period of the prior fiscal year;

•	reported a fourth quarter net loss of $(796,000) or $(0.03) per share as compared to net income of $812,000 or $0.03 per share for the same period of the prior fiscal year;

•	reported fiscal 2014 net sales of $299,463,000, an increase of 7% as compared to $280,790,000 in the prior fiscal year;

•	reported fiscal 2014 net income of $930,000 or $0.04 per share as compared to a net loss of $(123,000) or $(0.01) per share for the prior fiscal year; and

•	declared a regular quarterly cash dividend of $0.06 per share payable September 9, 2014 to shareholders of record September 2, 2014

Financial Highlights (In thousands, except per share data; unaudited)	Three Months Ended June 30				Year Ended June 30
	2014	2013	% Change		2014	2013	% Change

Net Sales	$73,858	$68,837	7%		$299,463	$280,790	7%

Operating Income (Loss)	$(1,086)	$818	n/	m	$2,318	$630	268%

Net Income (Loss)	$(796)	$812	n/	m	$930	$(123)	n/	m

Earnings (loss) per
share (diluted)	$(0.03)	$0.03	n/	m	$0.04	$(0.01)	n/	m

	6/30/14	6/30/13
Working Capital	$76,788	$76,703
Total Assets	$169,888	$169,179
Long-Term Debt	$ nil	$ nil
Shareholders' Equity	`$138,412	$141,690

LSI Industries Inc. Fiscal 2014 Results
August 21, 2014

Fourth Quarter Fiscal 2014 Results

Net sales in the fourth quarter of fiscal 2014 were $73,858,000, an increase of 7% as compared to last year's fourth quarter net sales of $68,837,000.  Lighting Segment net sales increased 16.8% to $57,764,000, Graphics Segment net sales decreased 24.8% to $9,310,000, Electronic Components Segment net sales increased 1.0% to $5,278,000 and All Other Category net sales decreased 15.0% to $1,506,000.  In the fourth quarter of fiscal 2014 the Company recorded a pre-tax impairment of intangible assets in the Electronic Components Segment related to its control systems technology in the amount of $805,000, with no comparable item in the fourth quarter of fiscal 2013.  In the fourth quarter of fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $241,000 primarily in Corporate Administrative expenses, with no comparable item in the fourth quarter of fiscal 2014.  The fiscal 2014 fourth quarter net loss of $(796,000), or $(0.03) per share, compares to a fiscal 2013 fourth quarter net income of $812,000, or $0.03 per share.  Earnings per share represents diluted earnings per share.

Fiscal 2014 Results

Net sales in fiscal 2014 were $299,463,000, an increase of 7% as compared to last year's net sales of $280,790,000.  Lighting Segment net sales increased 10.3% to $227,628,000, Graphics Segment net sales decreased 1.3% to $46,166,000, Electronic Components Segment net sales decreased 4.1% to $19,491,000 and net sales of the All Other Category decreased 15.6% to $6,178,000.  In fiscal 2014 the Company recorded a pre-tax impairment of intangible assets in the Electronic Components Segment related to its control systems technology in the amount of $805,000, with no comparable item in fiscal 2013.  In fiscal 2013, the Company reduced the contingent earn-out liability related to the March 2012 acquisition of Virticus Corporation and recorded pre-tax income of $897,000 primarily in Corporate Administrative expenses, with no comparable item in fiscal 2014.  The Company reported a $2,413,000 goodwill impairment in the Electronic Components Segment in fiscal 2013, with no comparable item in fiscal 2014.  The Company recorded $362,000 of tax expense in fiscal 2014 related to the inability to utilize tax credits due to a change in the New York state tax code, with no corresponding charge in fiscal 2013.  The fiscal 2014 net income of $930,000, or $0.04 per share, compares to the fiscal 2013 net loss of $(123,000), or $(0.01) per share.  Earnings per share represents diluted earnings per share.

Balance Sheet

The balance sheet at June 30, 2014 included current assets of $106.1 million, current liabilities of $29.3 million and working capital of $76.8 million, which includes cash of $9.0 million.  The current ratio was 3.6 to 1.  The Company has shareholders' equity of $138.4 million, no long-term debt, and borrowing capacity on its commercial bank facilities as of June 30, 2014 of $35.0 million.  With continued strong cash flow, a sound and conservatively capitalized balance sheet, and $35 million in credit facilities, LSI Industries believes its financial condition is sound and capable of supporting the Company's planned growth, including acquisitions, if any.

Cash Dividend Actions

The Board of Directors declared a regular quarterly cash dividend of $0.06 per share payable September 9, 2014 to shareholders of record as of September 2, 2014.  The declaration and amount of any cash and stock dividends will be determined by the Board of Directors in its discretion based upon its evaluation of earnings, cash flow requirements and future business developments and opportunities, including acquisitions, if any.

LSI Industries Inc. Fiscal 2014 Results
August 21, 2014

Company Comments

Robert J. Ready, Chairman & Chief Executive Officer, commented, "During fiscal 2014, LSI continued to expand its offerings of LED-based lighting products, now representing approximately 44% of total Lighting Segment sales, with that percentage trending higher than that in the past six months.  In certain niche markets, such as petroleum service stations, automotive dealerships, and quick service restaurants, the percentage of LED lighting is substantially higher.  As a result of many new product introductions during fiscal 2014, LSI now has a complete line of high-performance LED solutions for canopy, area and interior applications that support its leadership position in selected niche markets, as well as broadening its continued development of the commercial and industrial (C&I) market.  Our recently expanded specification grade agency rep organizations have continued to provide new growth to our C&I business.  The transition to a much stronger LED-based lighting business has come with its own set of design, testing, manufacturing, and service challenges.  We believe we have worked our way through most of the major issues, have improved service levels, and are now in the process of improving efficiency as we seek higher margins and profits.

"Closely related to lighting, we are in the process of introducing three new product platforms branded under LSI Controls.  We believe that we now have a suite of control products, ranging from simple through sophisticated, that are tailored to the needs of our niche market and C&I customers.  In addition, we have recently reorganized the Controls management team and sharpened our product focus on the marketing of lighting control products.  We recognize the increasing importance that controller systems play in the overall lighting business.

"Our Graphics Segment's management has been challenged to right-size the business.  We are selling one of our production facilities in Rhode Island and taking other actions to improve efficiency.  Our graphics and lighting businesses have been effective in working together to secure a number of programs with large national rollout potential during fiscal 2015 and beyond.  In particular, our graphics group is in the first phase of a large petroleum market customer program to reimage and relight retail locations, as a proof of concept, that could lead to a several thousand store program.  Fiscal 2014 was a lean year for graphics, and we believe fiscal 2015 will be much improved.

"As we plan for the future, we continue to work on succession planning and the recruiting of an experienced, energetic, and forward looking Chief Operating Officer and a Chief Technology Officer.  We announced this program in our third quarter press release.  I am pleased to report that we are making steady and careful progress as we are now interviewing qualified candidates for the COO position.  We hope to announce our selection within the next 90 days, with attention then turning to prospective CTO interviews.  Let me reassure you that both myself and Jim Sferra will work closely with, and support, these additions to the management team during the transition period.

"One of the first tasks of the strengthened management team will be to build on the in-place strategic and operating plans of LSI Industries.  Jim and I want to have a high confidence level that these new plans will provide the roadmap for LSI's next stage of growth, including improved profitability.  As continuing substantial shareholders, we are aligned with the goal of increasing shareholder value through a higher stock price.  Because we do not want to constrain strategic/operating plans in development by limiting the best uses of available cash flow, we have decided to receive and examine the plans in detail before setting a cash dividend rate or policy for fiscal 2015 and beyond.  When this review has been completed we will communicate with our shareholders concerning what we believe is the best course of action, including the possible resumption of regular quarterly cash dividends.  The Board of Directors declared the fiscal 2014 fourth quarter cash dividend in the regular amount of $0.06 per share with a record date of September 2, 2014 and a payment date of September 9, 2014.

LSI Industries Inc. Fiscal 2014 Results
August 21, 2014

"Our balance sheet is strong with no debt and we expect cash flow will comfortably fund all of LSI's operating and capital expenditure requirements during fiscal 2015.

"We are about to embark on the next phase of growth for LSI and I look forward to sharing the plans for this journey with you in the fiscal 2014 Shareholders' Letter and at the next annual meeting of shareholders."

Non-GAAP Financial Measures

This press release includes adjustments to GAAP net income (loss) for the three month and twelve month periods ended June 30, 2014 and 2013.  Adjusted net income (loss) and earnings (loss) per share, which excludes the impact of the New York state tax code change, goodwill and intangible asset impairments, and reversal of a contingent Earn-Out liability are non-GAAP financial measures.  We believe that it is useful as a supplemental measure in assessing the operating performance of our business.  This measure is used by our management, including our chief operating decision maker, to evaluate business results.  We exclude these non-recurring items because they are not representative of the ongoing results of operations of our business.  Below is a reconciliation of this non-GAAP measurement to the net income (loss) reported for the periods indicated.

(in thousands, except per share data; unaudited)	Fourth Quarter
	FY 2014	Diluted EPS	FY 2013	Diluted EPS

Reconciliation of net income (loss) to adjusted net income (loss):

Net income (loss) and earnings (loss) per share as reported	$(796)	$(0.03	$812	$0.03

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	--	--	(346)	(0.01)

Adjustment for goodwill and intangible asset impairments, inclusive of the income tax effect	514	0.02	527	0.02

Adjusted net income (loss) and earnings (loss) per share	$(282)	$(0.01)	$993	$0.04

LSI Industries Inc. Fiscal 2014 Results
August 21, 2014

(in thousands, except per share data; unaudited)	Full Year
	FY 2014	Diluted EPS	FY 2013	Diluted EPS

Reconciliation of net income (loss) to adjusted net income (loss):

Net income (loss) and earnings (loss) per share as reported	$930	$0.04	$(123)	$(0.01)

Adjustment for the New York state tax code change	362	0.01	--	--

Adjustment for the reversal of a contingent Earn-Out liability, inclusive of the income tax effect	--	--	(897)	(0.04)

Adjustment for goodwill and intangible asset impairments, inclusive of the income tax effect	514	0.02	2,413	0.10

Adjusted net income and earnings per share	$1,806	$0.07	$1,393	$0.06

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

LSI Industries Inc. Fiscal 2014 Results
August 21, 2014

About the Company

Leadership.  Strength.  Innovation.  Those are the key values behind the smart vision upon which LSI Industries Inc. was founded when established in 1976.  Today LSI demonstrates this in our dedication to advancing technology throughout all aspects of our business – in both product solutions and production techniques.  We are committed to American innovation through technology.

We are a vertically integrated manufacturer who combines assimilated technology, design and manufacturing to produce the most efficient, high quality products possible.  We are dedicated to advancing solid-state technology to make affordable, high performance, energy efficient lighting and custom graphic products that bring value to our customers.  In addition, we can provide sophisticated lighting and energy management control solutions to help customers manage their energy performance.  Further, we offer design support, engineering, installation and project management for custom graphics rollout programs for today's retail environment.

LSI is proud to be an American company with an American work force, building an American product.  We are a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North America, Latin America, Australia, New Zealand, Asia, Europe and the Middle East.  Our major markets include the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  Headquartered in Cincinnati, Ohio, LSI has facilities in Ohio, Kansas, Kentucky, New York, North Carolina, Oregon, Rhode Island, Texas and Montreal, Canada.  The Company's common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

As we redefine LSI Industries' place in the markets we serve, we will emphasize our commitment to preserving the foundation of a well-managed, financially strong and creatively unique company with even stronger emphasis on a growing technology base.  Through the Leadership, Strength and Innovation that is core to our culture, we move forward continuing our transition to a technology-reliant company with lighting and graphics and the ability to provide the stronger performance our many partners expect.

For further information, contact either Bob Ready, Chief Executive Officer, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today's news release, along with past releases from LSI Industries, is available on the Company's internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.

LSI Industries Inc. Fiscal 2014 Results
August 21, 2014

Condensed Consolidated Statements of Operations

	Three Months Ended June 30		Full Year June 30
(in thousands, except per share data; unaudited)	2014	2013	2014	2013

Net sales	$73,858	$68,837	$299,463	$280,790

Cost of products and services sold	58,154	54,101	234,165	220,380

Gross profit	15,704	14,736	65,298	60,410

Selling and administrative expenses	15,985	13,918	62,175	57,367

Goodwill and intangible asset impairment	805	--	805	2,413

Operating income	(1,086)	818	2,318	630

Interest expense, net	10	(8)	51	15

Income before income taxes	(1,096)	826	2,267	615

Income tax expense (benefit)	(300)	14	1,337	738

Net income	$(796)	$812	$930	$(123)

Income (loss) per common share
Basic	$(0.03)	$0.03	$0.04	$(0.01)
Diluted	$(0.03)	$0.03	$0.04	$(0.01)

Weighted average common shares outstanding
Basic	24,424	24,326	24,388	24,313
Diluted	24,424	24,447	24,546	24,385

Condensed Consolidated Balance Sheets (in thousands, unaudited)	June 30, 2014	June 30, 2013

Current Assets	$106,077	$102,913
Property, Plant and Equipment, net	44,282	45,350
Other Assets	19,529	20,916
	$169,888	$169,179

Current Liabilities	$29,289	$26,210
Long-Term Debt	--	--
Other Long-Term Liabilities	2,187	1,279
Shareholders' Equity	138,412	141,690
	$169,888	$169,179